Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Inotiv, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common Shares, no par value
	Equity	Preferred Shares, no par value
	Debt	Senior Debt Securities
	Debt	Subordinated Debt Securities
	Other	Share Purchase Contracts
	Other	Warrants
	Other	Rights
	Other	Units
	Unallocated (Universal) Shelf		457(o)	(2)	N/A	$350,000,000	0.0000927	$32,445
	Equity	Common Shares, no par value (3)	457(c)	6,964,728	$25.06 (4)	$174,536,084 (4)	0.0000927	$16,180
Fees Previously Paid	-	-	-	-	-	-		-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
Total Offering Amounts						$524,538,590		$48,625
Total Fees Previously Paid								-
Total Fee Offsets								$-9,270
Net Fee Due								$39,355

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	There are being registered hereunder such indeterminate number of common shares, such indeterminate number of preferred shares, such indeterminate principal amount of debt securities, such indeterminate number of share purchase contracts to purchase common shares or other securities, such indeterminate number of warrants to purchase common shares, preferred shares or debt securities, such indeterminate number of rights and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $350,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder.
(3)	Shares to be offered for sale by selling shareholders.
(4)	The proposed maximum offering price per share and in the aggregate are based on the average of the high and low sale prices of the registrant’s common stock, as reported on The Nasdaq Capital Market on August 12, 2022, which date is within five business days prior to filing this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-
Rule 457(p)
Fee Offset Claims	Inotiv, Inc.	Form S-1	333-261891	12/23/2021		$9,270	Equity	Common Shares	(1)	$100,000,000
Fee Offset Sources	Inotiv, Inc.	Form S-1	333-261891		12/23/2021						$9,270 (2)

(1)	On December 23, 2021, the registrant filed a registration statement on Form S-1 (File No. 333-261891) (the “Prior Registration Statement”) with the Securities and Exchange Commission registering an indeterminate number of common shares with a proposed maximum aggregate offering price of $100,000,000.
(2)	The registrant paid a registration fee of $9,270 in connection with the filing of the Prior Registration Statement. The Prior Registration Statement was withdrawn by filing a Form RW on July 20, 2022. The Prior Registration Statement was not declared effective by the Securities and Exchange Commission, and no securities were sold under the Prior Registration Statement before it was withdrawn.